Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the following Registration Statements of our report dated January 27, 2004, relating to the financial statements of Staten Island Bancorp, Inc. included in the Form 10-K for the year ended December 31, 2003:

Form S-8 No. 333-50987, pertaining to the Independence Community Bank 401(k) Savings Plan in RSI Retirement Trust

Form S-8 No. 333-70455, pertaining to the 1998 Stock Option Plan

Form S-8 No. 333-85981, pertaining to the Stock Options Assumed in the Acquisition of Broad National Bancorporation

Form S-8 No. 333-95767, pertaining to the Stock Options Assumed in the Acquisition of Statewide Financial Corp.

Form S-8 No. 333-60204, pertaining to the Directors’ Fiscal 2002 Stock Retainer Plan

Form S-8 No. 333-83330, pertaining to the Directors’ Fee Plan

Form S-8 No. 333-106193, pertaining to the 2002 Stock Incentive Plan, as amended

Form S-8 No. 333-114773, pertaining to the SI Bank & Trust 401(k) Savings Plan in RSI Retirement Trust

Form S-8 No. 333-111562, pertaining to the Stock Options Assumed in the Acquisition of Staten Island Bancorp, Inc.

Form S-3 No. 333-100897, pertaining to the common stock available for resale by Meridian Capital Group, LLC

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
June 17, 2004